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                                                                 Exhibit 23(iii)


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Lennar Corporation

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 24, 1996, with respect to the financial statements of Pacific Greystone Corporation incorporated by reference in the Registration Statement on Form S-3 of Lennar Corporation for the registration of up to $500,000,000 of Common Stock, Preferred Stock, Depository Shares, Debt Securities, and Warrants.



                                                               ERNST & YOUNG LLP
Los Angeles, California
February 2, 1998




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